EXHIBIT 16





                               THE DLB FUND GROUP

                             PERFORMANCE CALCULATION

       For the Period from Commencement of Operations to December 31, 1996



                                                        Global Small            Mid                              Quantitative
                        Fixed            Value         Capitalization      Capitalization     Global Bond           Equity
                     Income Fund          Fund              Fund                Fund              Fund               Fund
-----------------------------------------------------------------------------------------------------------------------------------
Initial NAV             $10.00           $10.00            $10.00              $10.00            $10.00             $10.00
-----------------------------------------------------------------------------------------------------------------------------------
Initial Shares         500,001         1,000,001         1,010,000           1,000,001         2,500,001         1,172,892.77
-----------------------------------------------------------------------------------------------------------------------------------
Shares from
Distributions         87,468.838       91,382.685        22,615.979          96,135.436        82,957.991         19,182.732
-----------------------------------------------------------------------------------------------------------------------------------
End of Period
NAV                     $10.11           $12.53            $11.19              $11.51            $9.99              $11.66
-----------------------------------------------------------------------------------------------------------------------------------
Total Return            0.0716           0.2234            0.0964              0.1691            0.0321             0.1475
-----------------------------------------------------------------------------------------------------------------------------------

                               THE DLB FUND GROUP

                             PERFORMANCE CALCULATION

                 For the One-Year Period ended December 31, 1996




                                                                              Global Small                Mid-
                                 Fixed                   Value               Capitalization          Capitalization
                              Income Fund                 Fund                    Fund                    Fund
-----------------------------------------------------------------------------------------------------------------------------------

Initial NAV                      $10.26                  $10.58                  $10.33                  $10.75
-----------------------------------------------------------------------------------------------------------------------------------
Initial Shares                518,788.634            1,022,590.984           1,017,012.145           1,016,543.579
Shares from
Distributions                  68,681.205              68,792.700              15,603.834              79,592.858
-----------------------------------------------------------------------------------------------------------------------------------
End of Period
NAV                              $10.69                  $13.25                  $11.29                  $12.36
-----------------------------------------------------------------------------------------------------------------------------------
Total Return                     0.037                   0.2399                  0.0985                  0.1475
-----------------------------------------------------------------------------------------------------------------------------------

                                YIELD CALCULATION
                          (CALENDAR MONTH - END METHOD)
                   30-DAY BASE PERIOD ENDED DECEMBER 31, 1996


                            YIELD = 2[{a-b + 1 }6 -1]
                                       --
                                       cd




---------------------------------------------------------------------------------------------------

                                                   Global Bond               Fixed
                                                       Fund                  Income
                                                       ----                   Fund
                                                                              ----
---------------------------------------------------------------------------------------------------
a = dividends and interest earned during           $128,677.86             $82,723.10
the month
---------------------------------------------------------------------------------------------------
b = expenses accrued during the month              $16,929.44              $6,935.99
---------------------------------------------------------------------------------------------------
c = average dividend shares outstanding            $2,500,001.00           $1,440,473.230
during the month
---------------------------------------------------------------------------------------------------
d = net asset value price per share on             $9.99                   $10.11
the last day of the month
---------------------------------------------------------------------------------------------------
FUND YIELD                                                5.4297%                  6.3267%
---------------------------------------------------------------------------------------------------
